UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2015

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor, Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Option Grants

On January 19, 2015, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Karyopharm Therapeutics Inc. (the “Company”) approved the following grants of options to purchase shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”): (i) an option to purchase 200,000 shares of Common Stock to Michael G. Kauffman, M.D., Ph.D., Chief Executive Officer, (ii) an option to purchase 200,000 shares of Common Stock to Sharon Shacham, Ph.D., M.B.A., President and Chief Scientific Officer, and (iii) an option to purchase 45,000 shares of Common Stock to Justin A. Renz, Executive Vice President, Chief Financial Officer and Treasurer. Each of the options to purchase shares of Common Stock was granted effective as of January 19, 2015 and made pursuant to the Company’s 2013 Stock Incentive Plan. The exercise price is $26.65 per share, which is the fair market value per share on the date of grant and is equal to the closing price of the Common Stock on the NASDAQ Global Select Market on January 16, 2015. The options vest as to 25% of the shares underlying the option on the first anniversary of the date of grant, with the remainder vesting in equal increments over 36 additional months.

Other Compensation

On January 19, 2015, the Compensation Committee approved compensation for Mr. Renz, and on January 20, 2015, the Board of Directors of the Company, based on recommendations of the Compensation Committee, approved for each of Drs. Kauffman and Shacham, performance-based bonus payments for 2014, and new annual base salaries for 2015, effective January 1, 2015, as set forth in the table below:

Name	2014 Bonus	2015 Annual Salary
Michael G. Kauffman, M.D., Ph.D. Chief Executive Officer	$198,000	$500,000
Sharon Shacham, Ph.D., M.B.A. President and Chief Scientific Officer	$138,500	$412,000
Justin A. Renz Executive Vice President, Chief Financial Officer and Treasurer	$36,000	$355,000

The Compensation Committee approved the following target bonus amounts for 2015 for Drs. Kauffman and Shacham and Mr. Renz as a percentage of the annual base salaries for 2015: 60% for Dr. Kauffman, 50% for Dr. Shacham and 40% for Mr. Renz.

Benefits Provided Upon Termination of Employment

On January 19, 2015, the Compensation Committee approved the following modifications to the benefits provided upon termination of employment for each of Drs. Kauffman and Shacham and Mr. Renz:

•

In the case of Dr. Kauffman, if the Company terminates Dr. Kauffman’s employment without cause or if Dr. Kauffman terminates his employment for good reason, in either case, prior to a change of control, the

Company will be required to pay as severance to Dr. Kauffman his base salary for 12 months. Such requirement modifies Dr. Kauffman’s employment offer letter, dated as of December 6, 2010, between Dr. Kauffman and the Company (the “Kauffman Agreement”), pursuant to which the Company is not obligated pay any severance to Dr. Kauffman prior to a change of control. If the Company terminates Dr. Kaufman’s employment without cause or if Dr. Kauffman terminates his employment for good reason, in either case, after a change of control, the Company will be required to pay as severance to Dr. Kauffman his base salary for 18 months, rather than the eight months provided for under the Kauffman Agreement. If Dr. Kauffman elects to continue his and his eligible dependents’ participation in the Company’s medical and dental benefit plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), the Company will pay the monthly premium to continue such coverage during the applicable severance period.

•	In the case of Dr. Shacham, if the Company terminates Dr. Shacham’s employment without cause or if Dr. Shacham terminates her employment for good reason, in either case, prior to a change of control, the Company will be required to pay as severance to Dr. Shacham her base salary for nine months. Such requirement modifies Dr. Shacham’s employment offer letter, dated as of October 19, 2010, as amended on December 6, 2010, between Dr. Shacham and the Company (the “Shacham Agreement”), pursuant to which the Company is not required to pay any severance to Dr. Shacham prior to a change of control. If the Company terminates Dr. Shacham’s employment without cause or if Dr. Shacham terminates her employment for good reason, in either case, after a change of control, the Company will be required to pay as severance to Dr. Shacham her base salary for 12 months, rather than the six months provided for under the Shacham Agreement. If Dr. Shacham elects to continue her and her eligible dependents’ participation in the Company’s medical and dental benefit plans pursuant to COBRA, the Company will pay the monthly premium to continue such coverage during the applicable severance period.

•	In the case of Mr. Renz, if the Company terminates Mr. Renz’s employment without cause, or if Mr. Renz resigns for good reason, in either case, within one year following a change of control, the Company will be required to pay as severance to Mr. Renz his base compensation for at least 12 months, rather than the nine months provided for under Mr. Renz’s employment offer letter, dated as of July 2, 2014, between Mr. Renz and the Company. If Mr. Renz elects to continue his and his eligible dependents’ participation in the Company’s medical and dental benefit plans pursuant to COBRA, the Company will pay the monthly premium to continue such coverage during the applicable severance period.

Amended and Restated Letter Agreements

On January 23, 2015, Dr. Kauffman, Dr. Shacham and Mr. Renz entered into amended and restated letter agreements with the Company effecting the modifications to the benefits provided upon termination of employment and the changes to annual base salaries and target bonus percentages described above. The foregoing description of the modifications and the changes to compensation effected by the amended and restated letter agreements is qualified in its entirety by the full text of the agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: January 23, 2015	By:	/s/ Christopher B. Primiano
Christopher B. Primiano
Vice President, Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Letter Agreement, dated as of January 23, 2015, between the Company and Michael Kauffman, M.D., Ph.D.

10.2	Amended and Restated Letter Agreement, dated as of January 23, 2015, between the Company and Sharon Shacham, Ph.D., M.B.A.

10.3	Amended and Restated Letter Agreement, dated as of January 23, 2015, between the Company and Justin Renz